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                                                                    Exhibit 10.2

                              AMENDMENT NO. 1 TO
                             EMPLOYMENT AGREEMENT
                           Dated as of June 15, 2001

     THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of June 15, 2001 (the "Effective Date") between Data Critical Corporation ("Data Critical" or the "Company") and Frank T. Sample ("you" or the "Executive").

                                  WITNESSETH:

     WHEREAS, the Company and the Executive have entered into a certain employment agreement dated as of March 12, 2001 (the "Original Employment Agreement") setting forth certain agreements with respect to terms of the Executive's employment with the Company; and

     WHEREAS, in connection with the Company's acquisition of VitalCom, Inc. and as a result of the related consolidation and move of the Company's operations to Tustin, California, the parties hereto wish to amend the terms of the Original Employment Agreement as hereinafter set forth (the Original Employment Agreement, as amended by this Amendment, being collectively, the "Employment Agreement");

     NOW THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Amendments. The Original Employment Agreement is hereby amended as follows:

          1.1 Section 6(a)(ii) of the Original Employment Agreement is amended by deleting such section in its entirety and replacing the same with the following:

          "The Company's determination that it is terminating Executive without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination Without Cause"); provided, however, that the Company shall provide Executive no less than ninety (90) days' advance notice of any Termination Without Cause. At the end of such notice period, Executive will take any accrued but unused PTO and vacation and will remain an employee of the Company until all of Executive's accrued PTO and vacation time is consumed. At the end of this PTO/vacation period, Executive's employment by the Company will terminate and the severance payments described in Section 6(b)(ii)(y) will commence. The Company and Executive agree that Executive shall be entitled to terminate his Employment with the Company in the event he no longer reports to the CEO (or the person performing the duties of the CEO), and such termination shall for all purposes hereunder be deemed a Termination Without Cause;".

          1.2 Section 6(b)(ii) of the Original Employment Agreement is amended by deleting clause (1)(y) therein in its entirety and replacing the same with the following clause:

          "(y) severance benefits equal to $187,500, payment of which shall be made in equal
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          installments (subject to customary withholding) over a nine (9) month period following such termination (such period being the "Severance Period") in accordance with the Company's standard payroll schedule and".

     SECTION 2. Effect on Original Employment Agreement. This Amendment amends the Original Employment Agreement and all terms of this Amendment shall be deemed incorporated into and made a part of the Original Employment Agreement. Except as and to the extent specifically modified by the terms of this Amendment, all terms of the Original Employment Agreement shall remain in full force and effect. All references to the Employment Agreement in any other agreement or document, and all references in the Employment Agreement to "this Agreement," "hereof," "hereunder," or "hereto" or words of similar import shall be deemed to be references to the Original Employment Agreement as amended hereby.

     SECTION 3.  Miscellaneous Provisions.

     3.1 Choice of Law. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Washington, without giving effect to the principles of conflict of laws.

     3.2 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     3.3 Advice of Counsel. EACH PARTY TO THIS AMENDMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AMENDMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AMENDMENT. NEITHER THE ORIGINAL EMPLOYMENT AGREEMENT NOR THIS AMENDMENT SHALL BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

     3.4 Notice of Termination Without Cause. Executive and the Company acknowledge and agree that in connection with the Company's acquisition of VitalCom, Inc. and as a result of the related consolidation and move of the Company's operations to Tustin, California, the Company provided, and Executive received, notice of Termination Without Cause on Friday, June 15, 2001 and that such notice satisfies any and all obligations of the Company to deliver such notice under Section 6(a)(ii) of the Employment Agreement.

                           [Signature Page Follows]

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     The parties have executed this Amendment on the date first written above.

                                  DATA CRITICAL CORPORATION


                                  By:      /s/ Michael E. Singer
                                     -----------------------------------
                                  Name:  Michael E. Singer
                                  Title: Executive Vice President, Corporate
                                         Development, Chief Financial Officer

                                  FRANK T. SAMPLE


                                  Signature:    /s/ Frank T. Sample
                                            ----------------------------

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